Citi Institutional Cash Reserves
       Citi Institutional Enhanced
Income Fund
       Citi Institutional Liquid
Reserves
       Citi Institutional Tax Free
Reserves
       Citi Institutional U.S. Treasury
Reserves
       77Q1

       LEGG MASON PARTNERS
INSTITUTIONAL TRUST
Designation of Series of Shares of Beneficial
Interests in the Trust
(Effective as of February 6, 2007)

	WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Shares of the Trust into 12 Series;

	NOW THEREFORE, the Trustee(s) of the Trust do hereby establish and designate the following
Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Citi Institutional Cash Reserves
2.	Citi Institutional Enhanced Income
Fund
3.	Citi Institutional Liquid Reserves
4.	Citi Institutional Tax Free Reserves
5.	Citi Institutional U.S. Treasury
Reserves
6.	SMASh Series C Fund
7.	SMASh Series EC Fund
8.	SMASh Series M Fund
9.	SMASh Series MEC Fund
10.	Western Asset Institutional Government
Money Market Fund
11.	Western Asset Institutional Money
Market Fund
12.	Western Asset Institutional Municipal
Money Market Fund
1.	Each Share of each Series shall have a par
value of $0.00001 per Share and shall be
entitled to all the rights and preferences
accorded to Shares under the Declaration.
2.	The number of authorized Shares of each
Series is unlimited.
3.	Each Series shall be authorized to hold
cash, invest in securities, instruments and
other property, use investment techniques, and
have such goals or objectives as from time to
time are described in the prospectus and
statement of additional information contained in
the Trusts then currently effective
registration statement under the Securities Act
of 1933 to the extent pertaining to the offering
of Shares of the Series, as the same may be
amended and supplemented from time to time
(Prospectus).  Each Share of a Series shall
represent a beneficial interest in the net
assets allocated or belonging to such Series
only, and such interest shall not extend to the
assets of the Trust generally (except to the
extent that General Assets (as defined in the
Declaration) are allocated to such Series), and
shall be entitled to receive its pro rata share
of the net assets of the Series upon liquidation
of the Series, all as set forth in Section 4.9
of the Declaration.
4.	With respect to the Shares of each Series,
(a) the time and method of determining the
purchase price, (b) the fees and expenses, (c)
the qualifications for ownership, if any, (d)
minimum purchase amounts, if any, (e) minimum
account size, if any, (f) the price, terms and
manner of redemption of, (g) any conversion or
exchange feature or privilege , (h) the relative
dividend rights, and (i) any other relative
rights, preferences, privileges, limitations,
restrictions and other relative terms have been
established by the Trustees in accordance with
the Declaration and are set forth in the
Prospectus with respect to such Series.
5.	The Trustees may from time to time modify
any of the relative rights, preferences,
privileges, limitations, restrictions and other
relative terms of a Series or the Shares of such
Series that have been established by the
Trustees or redesignate any of the Series
without any action or consent of the
Shareholders.
6.	The designation of any Series hereby shall
not impair the power of the Trustees from time
to time to designate additional Series of Shares
of the Trust or terminate any Series hereby
designated.
7.	Capitalized terms not defined herein have
the meanings given to such terms in the
Declaration.




LEGG MASON PARTNERS INSTITUTIONAL TRUST
Designation of Classes
 (Effective as of February 6, 2007)

	WHEREAS, the Trustees of the Trust, acting pursuant to Section
4.9 of the Declaration, desire to divide the Series of the Trust into one of more Classes of Shares

	NOW THEREFORE, the Trustees of the Trust do hereby establish and designate the Classes as listed below with respect to the identified Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series
Classes
Citi Institutional Cash Reserves
SVB Securities Horizon
Shares,  L, I, S, O
Citi Institutional Enhanced Income Fund
I, Y
Citi Institutional Liquid Reserves
SVB Securities
Institutional Liquid
Reserves Shares,
SVB Securities Liquid
Reserves Shares, A
Citi Institutional U.S. Treasury Reserves
A
Western Asset Institutional Government Money
Market Fund
A, B
Western Asset Institutional Money Market Fund
A, B
Western Asset Institutional Municipal Money
Market Fund
A, B

1.	Each Share of each Class is entitled to all the rights and
preferences accorded to Shares under the Declaration.
2.	The number of authorized Shares of each Class is unlimited.
3.	All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trusts then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (Prospectus). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.
4.	With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and
(i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.
5.	The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.
6.	The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of
Shares of a or terminate any one or more Classes of a Series hereby designated.
7.	Capitalized terms not defined herein have the meanings given to such terms in the Declaration.



SCHEDULE A
BUSDOCS/1622864.1/0447785-0000319427
SCHEDULE A
BUSDOCS/1622864.1/0447785-0000319427
SCHEDULE B
SCHEDULE B